Fourth Amendment to Lease

State of Georgia
DeKalb County
FOR AND IN CONSIDERATION of the sum of one and no/100 dollars each to the other paid, the receipt and sufficiency being hereby acknowledged, and the mutual covenants contained herein that certain lease dated the 27th day of July, 1989, as amended the 28th day of June, 1991, as amended the 26th day of February, 1992 and as amended the 27th day of January, 1995 among DUNWOODY SHALLOWFORD PARTNERS, L.P., as Lessor/Landlord, and AUTOMOBILE PROTECTION CORPORATION - APCO, as Lessee/Tenant, and WORKMAN & COMPANY, as Agent, for premises known as 15 Dunwoody Park, Suite 100, Dunwoody, Georgia 30338, is hereby further amended.
The following changes are made to the Third Amendment to Lease dated the 27th day of January, 1995 to reflect the additional contiguous leased
space of approximately 1,250 square feet.   Except for the following, no
other provisions or definitions contained in any previous amendments to the Lease are amended in any manner by this Fourth Amendment to Lease.
1. PREMISES
Paragraph 1.1 is amended to contain approximately 16,434 square feet (replaces 15,184 square feet).
2. TERM
    Paragraph 2.1 is amended to include the following sentence:
"Rentals are payable on this additional space (of approximately 1,250 square feet) commencing on June 1, 1995". Except for the preceding, no other provisions or definitions in paragraph 2.1 are amended.
3. TOTAL RENT
    Paragraph 3.1 is amended as follows:
The Total Rental Rate for the initial term, the First Extension and the Second Extension of the Lease shall be as follows:
For the period April 16, 1995 to October 15, 1996: $13.00 per square foot/$213,642.00 annually
For the period October 16, 1996 to April 15, 1998: $13.39 per square foot/$220,051.26 annually
For the period April 16, 1998 to October 15, 1999: $13.79 per square foot/$226,624.86 annually
For the period October 16, 1999 to April 15, 2001: $14.20 per square foot/$233,362.80 annually
    Except for the above, no other provisions or definitions contained in paragraph 3.1 are amended.
6. REPAIRS AND ALTERATIONS
    Paragraph 6.8 (Heating and air conditioning) is amended to include 3,834 square feet (replaces 2,584 square feet). Except for the preceding, no other provisions or definitions contained in paragraph 6.8 are amended.
8. EXPENSES
    Paragraph 8.2 is replaced in its entirety as follows:
    Utilities. Lessee shall be responsible for paying the cost of telephone service. Lessor shall be responsible for paying the cost of all utilities including, but not limited to, electricity, gas, water and sewer serving the Demised Premises. The Lessor's obligation to pay for electricity usage is capped at $4,150.00 per month during the first year of the Lease; $4,400.00 per month during the second year of the Lease; $4,650.00 per month during the third year of the Lease; $4,950.00 per month during the fourth year of the Lease; $5,250.00 per month during the fifth year of the Lease; and $5,500.00 per month during the sixth
year of the Lease.   The Lessor may bill the Lessee for any electricity
charges in excess of the aforementioned amounts.
WHEREAS HEREIN PROVIDED, all other terms and conditions of the within Lease shall remain in full force and effect.
Dated this 16th day of May, 1995
                LANDLORD/LESSOR:
                DUNWOODY SHALLOWFORD PARTNERS, L.P.
ATTEST: /s/ Carolyn Bailey           BY: /s/ Howard Workman
TENANT/LESSEE:
                AUTOMOBILE PROTECTION CORPORATION -
                APCO
ATTEST: /s/ Ramona Benson                BY: /s/ Anthony Levinson, CFO
                AGENT:
                WORKMAN & COMPANY
ATTEST: /s/ Lisa Fagg                BY: /s/ Carolyn Bailey, V.P.